UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 23, 2010

AMERON INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-9102	77-0100596
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

245 South Los Robles Avenue	91101
Pasadena, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code  (626) 683-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On June 24, 2010, Ameron International Corporation (the “Company”) issued a press release regarding the Company’s results of operations for the second quarter ended May 30, 2010.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Dividends on Restricted Stock.   On June 23, 2010, the Board of Directors of the Company, pursuant to Section 5.1 of the 2004 Stock Incentive Plan (the “Plan”), amended and restated Section 3.2 of the Plan to provide that, as to future grants, holders of shares of restricted stock shall be entitled to receive dividends only upon vesting of such shares.  Dividends on unvested shares, if and when declared by the Board, shall accrue, with interest at the rate of 5% per year, and shall be paid when the shares vest, but will not be paid if the vesting conditions applicable to the shares are not met.  A copy of the Plan, as so amended, is attached hereto as Exhibit 10.1 and is incorporated by reference.

Stock Ownership Requirements and Retention Policy.   On June 23, 2010, the Board of Directors approved a new Stock Ownership Requirements and Retention Policy (the “Policy”), in order to better align the interests of the Chief Executive Officer (“CEO”) and directors of the Company with the interests of the Company’s stockholders.  The Policy provides as follows:

(i)

The CEO shall own and hold a minimum amount of common stock equal in value to a multiple of three (3) times such officer’s base salary. This requirement must be satisfied within five (5) years of June 23, 2010 (or within five (5) years of his or her appointment in the case of a new CEO).

(ii)	Directors shall own and hold a minimum amount of common stock equal in value to three (3) times the base annual retainer payable to such director, not including supplemental committee retainers or fees. Directors must satisfy this requirement within five (5) years of June 23, 2010 (or within five (5) years of their election in the case of new directors).

The Policy also provides that upon vesting of a restricted stock award, and after the payment of the taxes due as a result of vesting, each director and the CEO is required to hold seventy-five percent (75%) of the net shares until the applicable requirements are met.  Upon exercise of a stock option, each director and the CEO is required to hold fifty percent (50%) of the net shares until the applicable requirements are met.  The term “net shares” means the shares of common stock remaining after selling shares to fund the payment of transaction costs and applicable taxes owed as a result of vesting or exercise of the equity award (including income taxes), and, in the case of stock options, the exercise price of the option.  The Policy shall be administered by the Nominating and Corporate Governance Committee of the Board. A copy of the Policy is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Elimination of Tax Gross-ups.  The Company has historically provided certain of its executives with financial counseling services from a third-party consulting firm, and provided tax gross-ups to compensate such executives for the income taxes payable in respect of such services.  On June 23, 2010 the Board of Directors adopted a resolution eliminating such tax gross-up payments after January 1, 2011.

Change of Control Agreement.  On June 23, 2010, the Board of Directors approved the appointment of  Leonard J. McGill as Senior Vice President, Secretary and General Counsel, effective this date, and authorized the Company to enter into a Change in Control Agreement with Mr. McGill.  The agreement is automatically extended so that it always has a remaining term of two years. Under the terms of the agreement, in the event of a change of control resulting in a termination without cause within 12 months following such change of control, Mr. McGill would be entitled to a severance benefit equal to three times the sum of (a) the higher of the annual base salary rate at the time of termination or $320,000, and (b) the average annual bonus under the Company’s Management Incentive Compensation Plan (“MIP”) earned and determined for the two completed fiscal years immediately prior to such termination. He would also be entitled to a pro-rata portion of his target annual bonus under the Company’s MIP, and to continued medical, dental, life and disability benefits coverage for three years at the same cost he was paying at the time of termination. Mr. McGill is not obligated to seek other employment or take any other action by way of mitigation of the amounts payable to him pursuant to his Change of Control Agreement, and the amounts payable to him thereunder shall not be reduced or offset by any payments received by him on account of other employment. Amounts payable to Mr. McGill in connection with a change of control shall be reduced to the extent necessary so that no portion of such payments shall be subject to the "golden parachute" excise tax imposed by Section 4999 of the Internal Revenue Code.  The agreement, which was executed as of June 23, 2010, is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)     Effective June 23, 2010, the Board of Directors amended in its entirety Article II, Section 2.10 of the Company’s Bylaws to update the provisions of such Section 2.10 of the Bylaws relating to advance notice of stockholder action. The amendment responds to developments in Delaware corporation law and improves the disclosure required from those stockholders proposing business for consideration at stockholder meetings or nominations for election as directors of the Company, including by requiring such stockholders to disclose derivative securities positions that may cause their interests to diverge from those of stockholders who do not hold such derivative positions.  A copy of the Company’s Bylaws, as so amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On June 25, 2010, the Company issued a press release announcing its quarterly dividend.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.2	Bylaws of Ameron International Corporation, amended and restated effective June 23, 2010.
10.1	Amended and Restated 2004 Stock Incentive Plan dated June 23, 2010.
10.2	Stock Ownership Requirements and Retention Policy
10.3	Change of Control Agreement between Ameron International Corporation and Leonard J. McGill, effective June 23, 2010.
99.1	Press Release dated June 24, 2010.
99.2	Press Release dated June 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AMERON INTERNATIONAL CORPORATION

Dated: June 25, 2010	By:	/s/ Leonard J. McGill
Leonard J. McGill
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit
3.2	Bylaws of Ameron International Corporation, amended and restated effective June 23, 2010.
10.1	Amended and Restated 2004 Stock Incentive Plan dated June 23, 2010.
10.2	Stock Ownership Requirements and Retention Policy
10.3	Change of Control Agreement between Ameron International Corporation and Leonard J. McGill, effective June 23, 2010.
99.1	Press Release dated June 24, 2010.
99.2	Press Release dated June 25, 2010.